Exhibit 99.1

Intercontinental Exchange Reports Record First Quarter 2018

Revenues of $1.2 billion, +5% y/y and GAAP Diluted EPS of $0.79;

Record Adjusted Diluted EPS of $0.90, +22% y/y

▪	Operating margin of 53%, +3 pts y/y; adj. operating margin of 60%, +3 pts y/y
▪	Through April 30, 2018, $539 million returned to stockholders, +28% y/y

ATLANTA & NEW YORK, May 3, 2018 - Intercontinental Exchange (NYSE: ICE), a leading operator of global exchanges and clearing houses and provider of data and listing services, today reported financial results for the first quarter of 2018. For the quarter ended March 31, 2018, consolidated net income attributable to ICE was $464 million on $1.2 billion of consolidated revenues less transaction-based expenses. First quarter GAAP diluted earnings per share (EPS) were $0.79. Adjusted net income was $525 million in the first quarter and adjusted diluted EPS were a record $0.90, up 22% year-over-year. Please refer to the reconciliation of non-GAAP financial measures included in this press release for more information on our adjusted operating expenses, adjusted operating margin, adjusted net income and adjusted diluted EPS.

“We are pleased to report on our first quarter performance, delivering strong results across our trading and clearing and our data and listings segments including record revenues," said ICE Chairman and CEO Jeffrey C. Sprecher. "We completed our strategic acquisition of BondPoint while also generating solid organic growth, as customers' demand of our comprehensive suite of multi-asset class workflow and risk management solutions continues to increase."

Scott A. Hill, ICE CFO, added: "Our first quarter performance produced revenue growth, margin expansion and strong cash flow allowing us to return nearly $540 million to stockholders through April, up 28% compared to the prior year. 2018 is off to a promising start and we are well positioned to build on our proven track record of growth, customer service and value creation for our stockholders."

First Quarter 2018 GAAP Results

First quarter 2018 consolidated revenues, less transaction-based expenses, were $1.2 billion. Trading and clearing segment revenues, less transaction-based expenses, were $596 million in the first quarter 2018, up 11% compared to the prior first quarter. Data and listings segment revenues were $629 million in the first quarter of 2018, including data services revenues of $520 million, and listings revenues of $109 million.

Consolidated operating expenses were $575 million for the first quarter of 2018. On an adjusted basis, consolidated operating expenses were $494 million. Consolidated operating income for the first quarter was $650 million and the operating margin was 53%. The effective tax rate for the first quarter was 23%.

Unrestricted cash was $523 million and outstanding debt was $6.9 billion as of March 31, 2018.

Financial Guidance

•	ICE's second quarter 2018 GAAP operating expenses are expected to be in a range of $570 million to $580 million and adjusted operating expenses(1) are expected to be in a range of $500 million to $510 million.
•	ICE's full year 2018 GAAP operating expenses are expected to be in a range of $2.28 billion to $2.32 billion and adjusted operating expenses(1) are expected to be in a range of $2.00 billion to $2.04 billion.
•	ICE's interest expense is expected to be $55 million in the second quarter.
•	ICE's diluted share count for the second quarter is expected to be in the range of 581 million to 583 million weighted average shares outstanding and 580 million to 585 million for the full year.

(1) The 2018 Non-GAAP adjusted operating expense excludes $69 million in amortization of acquisition-related intangibles for the second quarter of 2018 and $274 million for the full year. The GAAP operating expense forecast does not reflect an estimate of acquisition-related transaction and integration costs for the second quarter of 2018.

Earnings Conference Call Information

ICE will hold a conference call today, May 3, at 8:30 a.m. ET to review its first quarter 2018 financial results. A live audio webcast of the earnings call will be available on the company's website at www.theice.com in the investor relations section. Participants may also listen via telephone by dialing 888-317-6003 from the United States, 866-284-3684 from Canada or 412-317-6061 from outside of the United States and Canada. Telephone participants are required to provide the participant entry number 5645515 and are recommended to call 10 minutes prior to the start of the call. The call will be archived on the company's website for replay.

The conference call for the second quarter 2018 earnings has been scheduled for August 2, 2018 at 8:30 a.m. ET. Please refer to the Investor Relations website at www.ir.theice.com for additional information.

Historical futures, options and cash ADV, rate per contract, open interest data and CDS cleared information can be found at: http://ir.theice.com/investors-and-media/supplemental-volume-info/default.aspx

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
Revenues:	2018	2017
Transaction and clearing, net	$898	$798
Data services	520	520
Listings	109	108
Other revenues	53	45
Total revenues	1,580	1,471
Transaction-based expenses:
Section 31 fees	121	91
Cash liquidity payments, routing and clearing	234	214
Total revenues, less transaction-based expenses	1,225	1,166
Operating expenses:
Compensation and benefits	240	247
Professional services	30	32
Acquisition-related transaction and integration costs	12	14
Technology and communication	105	98
Rent and occupancy	17	18
Selling, general and administrative	33	41
Depreciation and amortization	138	134
Total operating expenses	575	584
Operating income	650	582
Other income (expense):
Interest expense	(52)	(45)
Other income, net	19	188
Other income (expense), net	(33)	143
Income before income tax expense	617	725
Income tax expense	143	214
Net income	$474	$511
Net income attributable to non-controlling interest	(10)	(8)
Net income attributable to Intercontinental Exchange, Inc.	$464	$503

Earnings per share attributable to Intercontinental Exchange, Inc. common stockholders:
Basic	$0.80	$0.85
Diluted	$0.79	$0.84
Weighted average common shares outstanding:
Basic	582	594
Diluted	586	599
Dividend per share	$0.24	$0.20

Consolidated Balance Sheets

(In millions)

(Unaudited)

	As of	As of
	March 31, 2018	December 31, 2017
Assets:
Current assets:
Cash and cash equivalents	$523	$535
Short-term restricted cash and cash equivalents	804	769
Customer accounts receivable, net	1,167	903
Margin deposits, guaranty funds, and delivery contracts receivable	53,979	51,222
Prepaid expenses and other current assets	161	133
Total current assets	56,634	53,562
Property and equipment, net	1,235	1,246
Other non-current assets:
Goodwill	12,514	12,216
Other intangible assets, net	10,326	10,269
Long-term restricted cash and cash equivalents	331	264
Other non-current assets	1,022	707
Total other non-current assets	24,193	23,456
Total assets	$82,062	$78,264

Liabilities and Equity:
Current liabilities:
Accounts payable and accrued liabilities	$476	$462
Section 31 fees payable	120	128
Accrued salaries and benefits	104	227
Deferred revenue	468	125
Short-term debt	2,623	1,833
Margin deposits, guaranty funds, and delivery contracts payable	53,979	51,222
Other current liabilities	176	178
Total current liabilities	57,946	54,175
Non-current liabilities:
Non-current deferred tax liability, net	2,292	2,298
Long-term debt	4,269	4,267
Accrued employee benefits	240	243
Other non-current liabilities	309	296
Total non-current liabilities	7,110	7,104
Total liabilities	65,056	61,279
Equity:
Intercontinental Exchange, Inc. stockholders’ equity:
Common stock	6	6
Treasury stock, at cost	(1,448)	(1,076)
Additional paid-in capital	11,428	11,392
Retained earnings	7,182	6,858
Accumulated other comprehensive loss	(190)	(223)
Total Intercontinental Exchange, Inc. stockholders’ equity	16,978	16,957
Non-controlling interest in consolidated subsidiaries	28	28
Total equity	17,006	16,985
Total liabilities and equity	$82,062	$78,264

Non-GAAP Financial Measures and Reconciliation

We use non-GAAP measures internally to evaluate our performance and in making financial and operational decisions. When viewed in conjunction with our GAAP results and the accompanying reconciliation, we believe that our presentation of these measures provides investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparison of results because the items described below as adjustments to GAAP are not reflective of our core business performance. These financial measures are not in accordance with, or an alternative to, GAAP financial measures and may be different from non-GAAP measures used by other companies. We use these adjusted results because we believe they more clearly highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our core operating performance. We strongly recommend that investors review the GAAP financial measures and additional non-GAAP information included in our Quarterly Report on Form 10-Q, including our consolidated financial statements and the notes thereto.

Adjusted operating expenses, adjusted operating margin, adjusted net income attributable to ICE common stockholders and adjusted diluted earnings per share for the periods presented below are calculated by adding or subtracting the adjustments described below, which are not reflective of our cash operations and core business performance, and their related income tax effect and other tax adjustments (in millions, except for per share amounts):

	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017
Total Revenues, less transaction- based expenses	$1,225	$1,166
Operating Expenses	575	584
Less: Interactive Data transaction and integration costs	12	12
Less: Accruals relating to investigations and inquiries	—	10
Less: Amortization of acquisition-related intangibles	69	65
Adjusted operating expenses	$494	$497
Operating income	$650	$582
Adjusted operating income	$731	$669
Operating margin	53%	50%
Adjusted operating margin	60%	57%

	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017
Net income attributable to ICE	$464	$503
Add: Interactive Data transaction and integration costs	12	12
Add: Adjustment to reduce net gain on Trayport divestiture	1	—
Add: Amortization of acquisition-related intangibles	69	65
Add: Accruals relating to investigations and inquiries	—	10
Less: Cetip investment gain	—	(176)
Add / (Less): Income tax effect for the above items	(21)	28
Adjusted net income attributable to ICE	$525	$442

Diluted earnings per share attributable to ICE	$0.79	$0.84

Adjusted diluted earnings per share attributable to ICE	$0.90	$0.74

About Intercontinental Exchange

Intercontinental Exchange (NYSE: ICE) is a Fortune 500 and Fortune Future 50 company formed in the year 2000 to modernize markets. ICE serves customers by operating the exchanges, clearing houses and information services they rely upon to invest, trade and manage risk across global financial and commodity markets. A leader in market data, ICE Data Services serves the information and connectivity needs across virtually all asset classes. As the parent company of the New York Stock Exchange, the company raises more capital than any other exchange in the world, driving economic growth and transforming markets.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located at http://www.intercontinentalexchange.com/terms-of-use. Key Information Documents for certain products covered by the EU Packaged Retail and Insurance-based Investment Products Regulation can be accessed on the relevant exchange website under the heading “Key Information Documents (KIDS).”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Statements in this press release regarding ICE's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in Intercontinental Exchange, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on February 7, 2018. We caution you not to place undue reliance on these forward looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all factors that may affect our business and prospects. Further, management cannot assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SOURCE: Intercontinental Exchange

ICE-CORP

ICE Investor Relations Contact:

Warren Gardiner

+1 770 835 0114

warren.gardiner@theice.com

investors@theice.com

ICE Media Contact:

Damon Leavell

+1 212 323 8587

damon.leavell@theice.com

media@theice.com